Exhibit 21
                                                                      ----------
                           Subsidiaries of the Company


     The Company owns all of the stock of the following corporations:

                                                State or Other Jurisdiction
    Name                                       of Incorporation or Organization
    ----                                       --------------------------------
Pierce Manufacturing Inc.                               Wisconsin
McNeilus Companies, Inc.                                Minnesota
Summit Performance Systems, Inc.                        Wisconsin
Kewaunee Fabrications, L.L.C.                           Wisconsin
Oshkosh Unipower Limited                                United Kingdom
Total Mixer Technologies, Inc.                          Wisconsin


     Pierce Manufacturing Inc. owns all of the stock of the following corporations:

                                                State or Other Jurisdiction
    Name                                       of Incorporation or Organization
    ----                                       --------------------------------
Dover Technologies, Inc.                                Wisconsin
Pierce Manufacturing International Inc.                 Barbados
Pierce Western Region Refurbishment Center, Inc.        California


     McNeilus Companies, Inc. owns all of the stock of the following corporations:

                                                State or Other Jurisdiction
    Name                                       of Incorporation or Organization
    ----                                       --------------------------------
McNeilus Truck & Manufacturing, Inc.                    Minnesota
Iowa Contract Fabricators, Inc.                         Iowa
McIntire Fabricators, Inc.                              Iowa
Kensett Fabricators, Inc.                               Iowa
McNeilus Financial Services, Inc.                       Minnesota
Medtec Ambulance Corporation                            Indiana

     McNeilus Truck & Manufacturing, Inc. owns all of the stock of McNeilus Financial, Inc., a Texas corporation.

     McNeilus Financial, Inc. owns all of the stock of the following corporations:

                                                State or Other Jurisdiction
    Name                                       of Incorporation or Organization
    ----                                       --------------------------------
Viking Truck & Equipment Sales, Inc.                    Michigan
Viking Truck & Equipment Sales, Inc.                    Ohio

     McNeilus Financial Services, Inc. owns all of the stock of the following corporations:


                                                State or Other Jurisdiction
    Name                                       of Incorporation or Organization
    ----                                       --------------------------------
Oshkosh/McNeilus Financial Services, Inc.               Minnesota
Viking Equipment Leasing, Inc.                          Michigan